UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: May 9, 2005



                               Simtek Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


   Colorado                           0-19027                    84-1057605
-----------------                  ------------              -------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction                       File Number)               Identification #)
of incorporation)


                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
                     ---------------------------------------
                     (Address of Principal Executive Office)


                                 (719) 531-9444
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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Item 1.01  Entry into a Material Definitive Agreement.

     On May 10, 2005, Simtek Corporation (the "Company") announced that Mr. Harold A. Blomquist has been appointed President and Chief Executive Officer of the Company and that Mr. Douglas Mitchell has resigned as an officer and director of the Company.

     Incident to Mr. Mitchell's resignation as director, Chief Executive Officer, President and Chief Financial Officer (acting) of the Company, and as Chairman of the Board of the Company's subsidiary, Q-DOT, Inc., the Company entered into a Separation Agreement, dated May 9, 2005 (the "Separation Agreement") with Mr. Mitchell. The Separation Agreement provides that for six months following the date of the Separation Agreement, Mr. Mitchell will receive a base salary of $225,000, and for an additional 12 months following the six months mentioned above, he will receive $1,875 per month in exchange for providing consulting services to the Company. Mr. Mitchell's stock options will continue to vest and his vested stock options will remain exercisable during the period that he continues to receive his base salary and during the period that he provides consulting services to the Company. Promptly following the date of the Separation Agreement, the Company will grant to Mr. Mitchell 100,000 shares of common stock. The Company has also agreed to grant Mr. Mitchell, subject to the terms of the Separation Agreement, certain stock bonuses in connection with certain strategic transactions. The Separation Agreement also contains a mutual release. A copy of the Company's press release announcing Mr. Mitchell's resignation is included herewith and attached as Exhibit 99.1. A copy of the Separation Agreement is included herewith and attached as Exhibit 99.2.

Item 1.02  Termination of a Material Definitive Agreement.

     The Employment Agreement, effective as of June 1, 1998, between the Company and Douglas Mitchell (the "1998 Employment Agreement"), was terminated on May 9, 2005, pursuant to the Separation Agreement referenced in Item 1.01 above. On May 9, 2005, Mr. Mitchell resigned as director, Chief Executive Officer, President and Chief Financial Officer (acting) of the Company and as Chairman of the Board of the Company's subsidiary, Q-DOT, Inc. Pursuant to the 1998 Employment Agreement, Mr. Mitchell received an annual salary and such additional benefits that are generally provided other employees. The 1998 Employment Agreement expired June 1, 2001 but was automatically renewed for successive one-year terms unless otherwise terminated or not renewed. The 1998 Employment Agreement provided that if the Company terminated Mr. Mitchell without cause, Mr. Mitchell would be entitled to continuation of his base salary and benefits, mitigated by income Mr. Mitchell may earn, for the remainder of the term of the agreement. The 1998 Employment Agreement provided that Mr. Mitchell would be subject to a noncompetition covenant for a period of one year from the date of termination. The Separation Agreement referenced in Item 1.01 above effectively supersedes the 1998 Employment Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 9, 2005, Douglas Mitchell resigned as director, Chief Executive Officer, President and Chief Financial Officer (acting) of the Company and as Chairman of the Board of the Company's subsidiary, Q-DOT, Inc.




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


(c) On May 9, 2005, Harold A. Blomquist, 53, was appointed President and Chief Executive Officer of the Company. Mr. Blomquist has served as the Company's Chairman of the Board since October 2003 and has served on the Company's board of directors from 1998 to 2001 and again from 2002 through the current period. Mr. Blomquist's current term of office as a director expires in 2005. Mr. Blomquist has served as a director on the Board of Microsemi, Inc. since February 2003 and as a consultant to investors and technology companies in the semiconductor and electronic components areas. In the past, he was employed as President and Chief Executive Officer of Morpho Technologies, Inc. and Chief Executive Officer of Tower Semiconductor, USA, Inc. Mr. Blomquist served as a member of the Board of Directors of AMIS Holding Co. and as Senior Vice President of AMI Semiconductors. Prior to joining AMI in April 1990, Mr. Blomquist held positions in engineering, sales, and marketing for several semiconductor firms, including Texas Instruments, Inmos Corporation and General Semiconductor. Mr. Blomquist was granted a BSEE degree from the University of Utah and also attended the University of Houston, where he pursued a joint Juris Doctor/MBA course of study.

     The material terms of Mr. Blomquist's employment are as set forth below. Mr. Blomquist will be employed for one year with automatic extensions for additional one-year periods unless otherwise terminated. Mr. Blomquist's base salary will be $325,000 per year and he will be eligible to receive a yearly cash bonus, based on performance, of up to 100% of his salary. In addition, Mr. Blomquist will receive a yearly bonus of options to purchase between 100,000 and 400,000 shares of the Company's common stock; the exact amount will be based on performance. Upon beginning employment, Mr. Blomquist will receive options to purchase 2.5 million shares of the Company's common stock and a $50,000 bonus. Within four months of beginning employment, Mr. Blomquist will be required to purchase 200,000 shares of common stock from the Company. For each share of common stock Mr. Blomquist purchases from the Company within six months of beginning employment, including the 200,000 shares he is required to purchase, the Company will grant him an additional share, up to a maximum of 500,000 matching shares. Upon termination, Mr. Blomquist will be restricted from competing against the Company for a period of 18 months. If Mr. Blomquist is terminated by the Company without cause, all of Mr. Blomquist's unvested stock options will immediately vest and he will continue to receive his base salary, benefits, and cash and stock bonuses for 18 months. If Mr. Blomquist terminates employment due to good cause or as a result of constructive termination relating to a change of control of the Company, all of Mr. Blomquist's unvested stock options will immediately vest and he will continue to receive his base salary, benefits and cash and stock bonuses for 18 months. A copy of the Company's press release announcing Mr. Blomquists's hiring is included herewith and attached as
Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

     (c) Exhibits.

         Exhibit Number    Description
         --------------    -----------

              99.1 Press release of the Company, dated May 10, 2005, titled "Simtek Chairman Harold Blomquist Named President and CEO".

              99.2 Separation Agreement, dated May 9, 2005, by and between the Company and Douglas Mitchell (a portion of the text has been omitted pursuant to a request for confidential treatment).


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SIMTEK CORPORATION


                                      By: /s/ Harold Blomquist
                                          Harold Blomquist, President and Chief
                                          Executive Officer



May 12, 2005




























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                                  EXHIBIT INDEX



Exhibit Number       Description
--------------       -----------

    99.1 Press release of the Company, dated May 10, 2005, titled "Simtek Chairman Harold Blomquist Named President and CEO".

    99.2 Separation Agreement, dated May 9, 2005, by and between the Company and Douglas Mitchell (a portion of the text has been omitted pursuant to a request for confidential treatment).




































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